Exhibit 99.1
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                                   Friedman's
                          The Value Leader Since 1920
                 171 Crossroads Parkway * Savannah, Georgia 31422
                       PO Box 8025 * Savannah, Georgia 31412
                         (912) 233-9333  * (800) 545-9033

For Immediate Release

Contact:
                  Jane D'Arcy
                  Trion Communications
                  (401) 453-3100 ext. 104
                  jdarcy@trioncom.com
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          FRIEDMAN'S NAMES RICHARD HETTLINGER CHIEF FINANCIAL OFFICER

 Announces Anticipated Default Under Financial Covenants of its Credit Facility

SAVANNAH, GA (November 2, 2004) - Friedman's Inc. (OTC non-BB: FRDM.PK), the Value Leader in fine jewelry retailing, today announced that Richard Hettlinger has been named Chief Financial Officer. Mr. Hettlinger, a retail veteran with more than 30 years of experience, served as CFO most recently with The Walking Company. Mr. Hettlinger has also served as CFO of Paul Harris Stores, and three divisions of The May Department Stores: the Famous-Barr Company, L.S. Ayres and
M. O'Neil Company, as well as serving as President and CEO of Heartland Industries.

"Rick is an extremely experienced executive who brings not only many years as a financial expert but also many years as a retail executive," said Allan Edwards, Executive Chairman of the Board of Friedman's. "I know he will be a tremendous asset and addition to the management team we have assembled over the past several months."

Mr. Hettlinger commented "I see a great opportunity for Friedman's. I know we face challenges, but I look forward to being part of the team that brings success back to Friedman's."

Separately, Friedman's announced that it anticipates a default under certain of the financial covenants contained in its amended and restated credit facility which it had entered into earlier this year. In particular, Friedman's expects that it will fail to meet cumulative EBITDA requirements for the period ending October 30, 2004, constituting a default under its term loan, and will fail to meet a minimum ratio of Accounts Payable to Inventory as of October 30, 2004, constituting a default under both its term loan and its revolving loan. Friedman's is currently in discussions with its senior lenders under the credit facility regarding the amendment of its covenants to eliminate the default. While there can be no assurance of obtaining the amendment, Friedman's believes that it will be able to obtain the requisite amendment from its senior lenders. "Since finalizing the new credit facility and the Trade Creditor Support Program, we have been working with our vendors to get the inventory levels back to more normalized levels," said Sam Cusano, CEO of Friedman's. "We know our vendors are working through various production processes, but until we get caught up, and as we implement a more prudent credit program, there will be continued pressure on sales and EBITDA. We appreciate our vendors and our lenders working with us through this difficult time."


About Friedman's
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Founded in 1920, Friedman's Inc. is a leading specialty retailer based in
Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: www.friedmans.com.


Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to comply with the terms of its credit facility; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the ability of the company to achieve the cost savings and operational benefits projected from its planned store closings; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and Justice Department investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability there under and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.



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